Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 amendment 4 is a part, of the report dated January 13, 2012 relative to the financial statements of WTTJ Corp. as of December 31, 2011 and 2010 and for the period May 16, 2007 (date of inception) through December 31, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

October 22, 2012